Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Silicon Graphics International Corp. (the “Company”) for the quarter ended December 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ron Verdoorn, Interim Chief Executive Officer of the Company, and James D. Wheat, Chief Financial Officer of the Company, each hereby certifies, to the best of his or her knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 8, 2012
In Witness Whereof, the undersigned have set their hands hereto as of the 8th day of February, 2012

/s/ Ron Verdoorn	/s/ James D. Wheat
Ron Verdoorn	James D. Wheat
Interim Chief Executive Officer and Chairman of the Board of Directors	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.